SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 22, 2011
(Date of Earliest Event Reported)

BRENHAM OIL & GAS CORP.
(Exact Name of Registrant As Specified In Its Charter)

Nevada	333-169507	27-2413874
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

601 Cien Street, Suite 235, Kemah, TX		77565-3077
(Address of Principal Executive Offices)		(ZIP Code)

 Registrant's Telephone Number, Including Area Code: (281) 334-9479

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 22, 2011, Brenham Oil & Gas Corp., as “Purchaser” (the “Company”) entered into an Asset Purchase and Sale Agreement with Doug Pedrie, Davis Pedrie Associates, LLC and Energex Oil, Inc., as “Sellers,” pursuant to which the Company acquired 700 acres of oil producing property located in the Permian Basin near Abilene, Texas (the “Agreement”). The Agreement provides for the Sellers to complete all oil lease assignments by August 15, 2011. The purchase consideration for the acquisition is the issuance to Sellers of 2 million restricted shares of Brenham common stock, with an additional 2 million restricted shares to be issued contingent upon realization of certain production targets in 2012. The Agreement is attached to this Form 8-K as Exhibit 10.1.

ITEM 8.01 OTHER EVENTS.

On August 1, 2011, Brenham Oil & Gas Corp. issued a press release announcing that it had acquired 700 acres of oil producing property located in the Permian Basin near Abilene, Texas. The press release is attached to this Form 8-K as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(b) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.1	Asset Purchase and Sale Agreement between Brenham Oil & Gas Corp. and Doug Pedrie, Davis Pedrie Associates, LLC and Energex Oil, Inc., filed herewith.
99.1	Press Release issued by Brenham Oil & Gas Corp. dated August 1, 2011, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brenham Oil & Gas Corp.
By: /s/ Scott Gaille, President

Date: August 2, 2011